                                                                   EXHIBIT 10.46

                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF APRIL 5, 2002

                                      AMONG

                         SYKES ENTERPRISES, INCORPORATED

                                   AS BORROWER

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                                  SUNTRUST BANK

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                              AS SYNDICATION AGENT



                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.,
                        AS LEAD ARRANGER AND BOOK MANAGER


                                TABLE OF CONTENTS

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                                                                                                                     Page
                                                                                                                     ----
ARTICLE I DEFINITIONS; CONSTRUCTION..............................................................................      1

         Section 1.1   Definitions...............................................................................      1

         Section 1.2   Classifications of Loans and Borrowings...................................................     16

         Section 1.3   Accounting Terms and Determination........................................................     16

         Section 1.4   Terms Generally...........................................................................     17

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS...................................................................     17

         Section 2.1   General Description of Facilities.........................................................     17

         Section 2.2   Revolving Loans...........................................................................     17

         Section 2.3   Procedure for Revolving Borrowings........................................................     18

         Section 2.4   Swingline Commitment......................................................................     18

         Section 2.5   Procedure for Swingline Borrowing; Etc. ..................................................     18

         Section 2.6   Funding of Borrowings.....................................................................     19

         Section 2.7   Interest Elections........................................................................     20

         Section 2.8   Optional Reduction and Termination of Commitments.........................................     21

         Section 2.9   Repayment of Loans........................................................................     21

         Section 2.10   Evidence of Indebtedness.................................................................     22

         Section 2.11   Prepayments..............................................................................     22

         Section 2.12   Interest on Loans........................................................................     23

         Section 2.13   Fees.....................................................................................     24

         Section 2.14   Computation of Interest and Fees.........................................................     24

         Section 2.15   Inability to Determine Interest Rates....................................................     25

         Section 2.16   Illegality...............................................................................     25

         Section 2.17   Additional Interest Costs................................................................     25

         Section 2.18   Increased Costs..........................................................................     26

         Section 2.19   Funding Indemnity........................................................................     27

         Section 2.20   Taxes....................................................................................     27


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
         Section 2.21   Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................     28

         Section 2.22   Mitigation of Obligations; Replacement of Lenders........................................     29

         Section 2.23   Letters of Credit........................................................................     30

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT..................................................     33

         Section 3.1   Conditions To Effectiveness...............................................................     33

         Section 3.2   Each Credit Event.........................................................................     35

         Section 3.3   Delivery of Documents.....................................................................     35

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................     35

         Section 4.1   Existence; Power..........................................................................     35

         Section 4.2   Organizational Power; Authorization.......................................................     36

         Section 4.3   Governmental Approvals; No Conflicts......................................................     36

         Section 4.4   Financial Statements......................................................................     36

         Section 4.5   Litigation and Environmental Matters......................................................     36

         Section 4.6   Compliance with Laws and Agreements.......................................................     36

         Section 4.7   Investment Company Act, Etc. .............................................................     36

         Section 4.8   Taxes.....................................................................................     37

         Section 4.9   Margin Regulations........................................................................     37

         Section 4.10   ERISA....................................................................................     37

         Section 4.11   Ownership of Property....................................................................     37

         Section 4.12   Disclosure...............................................................................     37

         Section 4.13   Labor Relations..........................................................................     37

         Section 4.14   Insurance................................................................................     38

         Section 4.15   Subsidiaries.............................................................................     38

         Section 4.16   Principal Place of Business..............................................................     38

         Section 4.17   Solvency.................................................................................     38

         Section 4.18   Pledge Agreements........................................................................     38

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................     38

         Section 5.1   Financial Statements and Other Information................................................     38

         Section 5.2   Notices of Material Events................................................................     39

         Section 5.3   Existence; Conduct of Business............................................................     40

         Section 5.4   Compliance with Laws, Etc. ...............................................................     40

         Section 5.5   Payment of Obligations....................................................................     40

         Section 5.6   Books and Records.........................................................................     40

         Section 5.7   Visitation, Inspection, Etc. .............................................................     40

         Section 5.8   Maintenance of Properties; Insurance......................................................     41

         Section 5.9   Use of Proceeds and Letters of Credit.....................................................     41

         Section 5.10   Additional Subsidiaries..................................................................     41

         Section 5.11   Pledged Shares...........................................................................     41

         Section 5.12   Further Assurances.......................................................................     41

ARTICLE VI FINANCIAL COVENANTS...................................................................................     42

         Section 6.1   Leverage Ratio............................................................................     42

         Section 6.2   Fixed Charge Coverage Ratio...............................................................     42

         Section 6.3   Consolidated Net Worth....................................................................     42

ARTICLE VII NEGATIVE COVENANTS...................................................................................     42

         Section 7.1   Indebtedness..............................................................................     42

         Section 7.2   Negative Pledge...........................................................................     43

         Section 7.3   Fundamental Changes.......................................................................     44

         Section 7.4   Investments, Loans, Capital Expenditures, Etc. ...........................................     44

         Section 7.5   Restricted Payments.......................................................................     45

         Section 7.6   Sale of Assets............................................................................     45

         Section 7.7   Transactions with Affiliates..............................................................     46

         Section 7.8   Restrictive Agreements....................................................................     46

         Section 7.9   Sale and Leaseback Transactions...........................................................     46

         Section 7.10   Hedging Agreements.......................................................................     46

         Section 7.11   Amendment to Material Documents..........................................................     46

         Section 7.12   Accounting Changes.......................................................................     46

ARTICLE VIII EVENTS OF DEFAULT...................................................................................     47

         Section 8.1   Events of Default.........................................................................     47

ARTICLE IX THE ADMINISTRATIVE AGENT..............................................................................     49

         Section 9.1   Appointment of Administrative Agent.......................................................     49

         Section 9.2   Nature of Duties of Administrative Agent..................................................     49

         Section 9.3   Lack of Reliance on the Administrative Agent..............................................     50

         Section 9.4   Certain Rights of the Administrative Agent................................................     50

         Section 9.5   Reliance by Administrative Agent..........................................................     50

         Section 9.6   The Administrative Agent in its Individual Capacity.......................................     50

         Section 9.7   Successor Administrative Agent............................................................     50

ARTICLE X MISCELLANEOUS..........................................................................................     51

         Section 10.1   Notices..................................................................................     51

         Section 10.2   Waiver; Amendments.......................................................................     52

         Section 10.3   Expenses; Indemnification................................................................     53

         Section 10.4   Successors and Assigns...................................................................     54

         Section 10.5   Governing Law; Jurisdiction; Consent to Service of Process...............................     56

         Section 10.6   WAIVER OF JURY TRIAL.....................................................................     56

         Section 10.7   Right of Setoff..........................................................................     56

         Section 10.8   Counterparts; Effectiveness; Integration.................................................     57

         Section 10.9   Survival.................................................................................     57

         Section 10.10  Severability.............................................................................     57

         Section 10.11  Confidentiality..........................................................................     57

         Section 10.12  Interest Rate Limitation.................................................................     57

         Section 10.13  Currency Conversion......................................................................     58

         Section 10.14  Exchange Rates...........................................................................     58

         Section 10.15  Redenomination of Certain Foreign Currencies.............................................     59

         Section 10.16  Complete Agreement.......................................................................     59

Schedules

         Schedule I             -       Pricing Grid
         Schedule 1.1-A                 Foreign Currency Bank Accounts
         Schedule 1.1-B                 Investment Policy
         Schedule 4.5                   Pending or Threatened Litigation
         Schedule 4.15          -       Subsidiaries
         Schedule 4.16          -       Principal Place of Business
         Schedule 7.1           -       Outstanding Indebtedness
         Schedule 7.2           -       Existing Liens
         Schedule 7.4           -       Existing Investments
         Schedule I-D           -       To the Subsidiary Guarantee Agreement
         Schedule I-D-1         -       To Supplement No.___ to the Subsidiary Guarantee Agreement
         Schedule I-E           -       To the Indemnity, Subrogation and Contribution Agreement
         Schedule I-E-1         -       To Supplement No.___ to the Indemnity, Subrogation and Contribution
                                        Agreement

         Schedule I-F           -       To the Pledge Agreement
         Schedule II-F          -       To the Pledge Agreement

         Annex I-D              -       To the Subsidiary Guarantee Agreement
         Annex I-E              -       To the Indemnity, Subrogation and Contribution Agreement

Exhibits

         Exhibit A              -       Form of Revolving Credit Note
         Exhibit B              -       Form of Swingline Note
         Exhibit C              -       Form of Assignment and Acceptance
         Exhibit D              -       Form of Subsidiary Guarantee Agreement
         Exhibit E              -       Form of Indemnity, Subrogation and Contribution Agreement
         Exhibit F              -       Form of Pledge Agreement



         Exhibit 2.1                    Form of Lender Addition Agreement
         Exhibit 2.3            -       Form of Notice of Revolving Borrowing
         Exhibit 2.5                    Form of Notice of Swingline Borrowing
         Exhibit 2.7            -       Form of Continuation/Conversion
         Exhibit 3.1(b)(vi)     -       Form of Secretary's Certificate
         Exhibit 3.1(b)(ix)     -       Form of Officer's Certificate
         Exhibit 5.1(c)                 Form of Covenant Compliance Certificate

                           REVOLVING CREDIT AGREEMENT

                  THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of April 5, 2002, by and among SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and in its capacity as Collateral Agent for the Lenders (the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders establish in its favor a revolving credit facility in the aggregate principal amount of up to $60,000,000 (which may be increased up to the aggregate principal amount of $75,000,000 by the addition of New Lenders after the Closing Date as provided in
Section 2.1), with a swingline subfacility in the aggregate principal amount of up to $10,000,000 and a letter of credit subfacility in the aggregate principal amount of up to $15,000,000 thereunder;

                  WHEREAS, the Borrower has further requested that a portion of such revolving credit facility and such letter of credit subfacility be made and issued in certain currencies other than U.S. dollars in an aggregate principal amount of up to the U.S. dollar equivalent of $25,000,000;

                  WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

                  SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurocurrency Borrowing the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurocurrency Reserve Percentage.

                  "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

                  "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

                  "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal the U.S. Dollar Equivalent of $60,000,000.

                  "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "APPLICABLE MARGIN" shall mean, as of any date, with respect to all Eurocurrency Borrowings and Base Rate Borrowings outstanding on such date, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I as applicable to Eurocurrency Borrowings or Base Rate Borrowings, as the case may be, based on the Leverage Ratio. The Applicable Margin for Eurocurrency Borrowings shall initially be 1.25% and the Applicable Margin for Base Rate Borrowings shall initially be 0.25%; provided, however, that commencing with the delivery to the Administrative Agent of the Borrower's financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1(c) for the fiscal year ended December 31, 2001 and for each fiscal quarter in each fiscal year thereafter, the Applicable Margin shall be reset to the percentage designated in Schedule I based on the Leverage Ratio as of the last day of such fiscal quarter then ended, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if at any time the Borrower shall have failed to deliver such financial statements and certificate when due, the Applicable Margin shall be at Level IV until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                  "APPLICABLE PERCENTAGE" shall mean, as of any date, with respect to the commitment fee, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I based on the Leverage Ratio and the Utilization Rate. The Applicable Percentage shall initially be 0.50%; provided, however, that commencing with delivery to the Administrative Agent of the Borrower's financial statements required by Section 5.1(a) or (b) and the compliance certificate required by section 5.1(c) for the fiscal year ended December 31, 2001 and for each fiscal quarter in each fiscal year thereafter, the Applicable Percentage shall be reset to the percentage designated in
Schedule I based on the Leverage Ratio as of the last day of such fiscal quarter then ended and the Utilization Rate for said fiscal quarter; such Applicable Percentage being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if any time the Borrower shall have failed to deliver such financial statements and certificate when due, the Applicable Percentage shall be at Level IV and a Utilization Rate of less than 50% until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above.

                  "ASSET DISPOSITION" shall mean any disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

                  "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Commitment Termination Date.

                  "BASE RATE" shall mean the higher of (a) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate or in the Federal Funds Rate shall be effective from and including the date such change is effective. "BASE RATE" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Base Rate.

                  "BORROWER" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "BORROWING" shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                   "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia and New York, New York are authorized or required by law to close; provided, that when used in connection with (a) a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurocurrency Loan or (b) an issuance of a Letter of Credit, (i) in a Foreign Currency other than Euros, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, and (ii) in Euros, the term "BUSINESS DAY" shall also exclude any day on which the TARGET payment system is not open for settlement of payments in Euros.

                  "CALCULATION DATE" shall mean the last Business Day of each calendar quarter.

                  "CANADIAN DOLLARS" shall mean the lawful money of Canada.

                  "CAPITAL EXPENDITURES" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CAPITAL STOCK" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (b) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody's, (c) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (d) repurchase obligations entered into with any Lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody's is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (a) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and
(f) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (a) through (e) above.

                  "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than John Sykes, of 30% or more of the outstanding shares of the Voting Stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or appointed by the current board of directors or (ii) appointed by directors so nominated or appointed.

                  "CHANGE IN LAW" shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.16(b), by such Lender's or the Issuing Bank's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

                  "CLOSING DATE" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "COLLATERAL" shall mean a collective reference to the "Collateral" which is identified in, and at any time will be covered by, each Pledge Agreement.

                  "COLLATERAL AGENT" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "COMMITMENT" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

                  "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) May 31, 2005, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise) in accordance with Section 8.1.

                  "CONFIDENTIAL MEMORANDUM" shall mean the Confidential Memorandum dated February 2002, relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

                  "CONSOLIDATED EBIT" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, (i) Interest Expense, (ii) income tax expense, (iii) for any period ending on or prior to September 30, 2002 only, one-time restructuring and impairment charges not to exceed $16,100,000 for the fiscal year ended 2001, and
(iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

                  "CONSOLIDATED EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of Consolidated EBIT plus depreciation and amortization, determined on a consolidated basis in accordance with GAAP in each case for such period.

                  "CONSOLIDATED EBITR" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBIT and (b) Consolidated Lease Expense.

                  "CONSOLIDATED FIXED CHARGES" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) Consolidated Lease Expense for such period.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                  "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding capital leases) determined on a consolidated basis in accordance with GAAP for such period.

                   "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

                  "CONSOLIDATED NET WORTH" shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (b) the total liabilities of the Borrower and its Subsidiaries (including all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries) that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of the Borrower prepared in accordance with GAAP as of such date (other than Indebtedness described in clause (k) of the definition thereof) including, but not limited to, all outstanding Loans and LC Disbursements.

                  "CONTROL" shall mean the power, directly or indirectly, either to (a) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or
(b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL WITH" have meanings correlative thereto.

                  "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "DEFAULT INTEREST" shall have the meaning assigned to such term in Section 2.11(b).

                  "DOMESTIC LOAN PARTY" shall mean any Loan Party that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURO" shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "EUROCURRENCY" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to, the Adjusted LIBO Rate.

                  "EUROCURRENCY RESERVE PERCENTAGE" shall mean, with respect to any currency, the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D) or by any Governmental Authority of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The

Eurocurrency Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

                  "EXCHANGE RATE" shall mean on any day, for purposes of determining the U.S. Dollar Equivalent of any Foreign Currency, the offered spot rate of exchange of the Administrative Agent or, if the Administrative Agent shall so determine, one of its affiliates, at or about 10:00 a.m. (Atlanta, Georgia time) on such date, at which such Foreign Currency may be sold for U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXCLUDED TAXES" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(b), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

                  "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITR for such period to (b) Consolidated Fixed Charges for such period.

                  "FOREIGN CURRENCY" shall mean Euros, Canadian Dollars, Pounds and/or Krona, as applicable, made available by the Lenders hereunder for the making of Eurocurrency Loans or the issuance of Letters of Credit.

                  "FOREIGN CURRENCY COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the making of Eurocurrency Loans by the Lenders or for the issuance of Letters of Credit by the Issuing Bank in any Foreign Currency in an aggregate U.S. Dollar Equivalent principal amount not to exceed, subject to the further provisions of this Agreement, $25,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "FOREIGN CURRENCY PAYMENT ACCOUNTS" shall mean those bank accounts specified on Schedule 1.1-A for receipt of payments, both from the Lenders and the Borrower, in any Foreign Currency, as specified on Schedule 1.1-A, or such other bank accounts as may hereafter be specified by the Administrative Agent in writing to the Borrower and the Lenders as being the applicable bank accounts for receipt of payments in such currencies.

                  "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

                  "FOREIGN PLAN" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

                  "FOREIGN SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
Section 1.3.

                  "GOVERNMENTAL APPROVALS" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities including, without limitation, all licenses, permits, authorizations, waivers, privileges and franchises which are necessary under any applicable Requirement of Law for the Borrower or any Subsidiary to legally own and operate its property and carry on its business.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, foreign exchange agreements, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

                  "INDEBTEDNESS" of any Person shall mean, without duplication
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures); and further provided, that the Borrower's contractual obligations (i) to Cisco Systems Capital Corporation ("CISCO") pursuant to that certain agreement dated February 5, 2002 that requires the Borrower to pay the sum of $910,791 to Cisco on each of April

1, 2002, April 1, 2003 and April 1, 2004 for software maintenance, and (ii) to Devine, Inc. f/k/a E-Share ("DEVINE") pursuant to that certain agreement dated June 13, 2000 that requires the Borrower to pay to Devine the sum of $2,400,000 in 2002 and $2,300,000 in 2003 for the purchase of software licenses and various services, shall not be included in this definition, (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (e) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (j) Off-Balance Sheet Liabilities and (k) all obligations under any Hedging Arrangements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INDEMNITY AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, and any and all modifications, amendments, supplements or restatements thereof.

                   "INTEREST PERIOD" shall mean (i) with respect to any Eurocurrency Borrowing, a period of one, three or six months and (ii) with respect to a Swingline Loan, a period of such duration not to exceed seven (7) days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided, that:

                  (a) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (b) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurocurrency Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

                  (c) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

                  (d) no Interest Period may extend beyond the Commitment Termination Date or the Swingline Termination Date, as the case may be.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "ISSUING BANK" shall mean SunTrust Bank or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.23.

                  "KRONA" shall mean the lawful money of Sweden.

                  "LC COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit (in U.S. Dollars or in any Foreign Currency) in an aggregate face amount not to exceed, subject to the further provisions of this Agreement, $15,000,000.

                  "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

                  "LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in U.S. Dollars at such time, plus (b) the aggregate of the U.S. Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit denominated in a Foreign Currency at such time, plus (c) the aggregate amount of all LC Disbursements denominated in U.S. Dollars that have not been reimbursed by or on behalf of the Borrower at such time, plus (d) the aggregate of the U.S. Dollar Equivalent of the amounts of all LC Disbursements denominated in a Foreign Currency that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

                  "LENDER ADDITION AGREEMENT" shall have the meaning assigned to such term in Section 2.1.

                  "LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

                  "LETTER OF CREDIT" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 2.21 for the account of the Borrower pursuant to the LC Commitment.

                  "LEVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Debt for such period to
(b) Consolidated EBITDA for such period.

                  "LIBOR" shall mean, relative to any Interest Period for each Eurocurrency Borrowing in any applicable Foreign Currency, the rate per annum quoted at or about 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period on that page of the Reuters, Telerate or Bloomberg reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Bankers' Association interest settlement rates for deposits in the applicable Foreign Currency of such Eurocurrency Borrowing, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers' Association interest settlement rates as reasonably determined by the Administrative Agent upon advising the Borrower as to the use of any such other service. If for any reason any such settlement interest rate for such Interest Period is not available to the Administrative Agent through any such interest rate reporting service, then "LIBOR" with respect to such Eurocurrency Borrowing will be the rate at which the Administrative Agent is offered deposits for such applicable currency in the U.S. Dollar Equivalent amount of such Eurocurrency Borrowing for a period approximately equal to such Interest Period in the London interbank market at 10:00 a.m. (Atlanta, Georgia time) two Business Days before the commencement of such Interest Period.

                  "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, all Pledge Agreements and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing (excluding, however, any Hedging Agreement relating to Obligations entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into).

                  "LOAN PARTIES" shall mean the Borrower and the Subsidiary Loan Parties.

                  "LOANS" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

                  "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

                  "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit) to a single Person and such Person's Affiliates or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATERIAL SUBSIDIARY" shall mean, as of any date of determination, (a) a direct or indirect Domestic Subsidiary of the Borrower or
(b) a direct Foreign Subsidiary of a Domestic Loan Party, in each case that, together with its Subsidiaries on a consolidated basis, during the most recently ended four fiscal quarter period accounts for (or to which may be attributed) 15% or more of the Consolidated EBITDA or assets of the Borrower and its Subsidiaries.

                  "MAXIMUM RATE" shall have the meaning set forth in Section 10.12.

                  "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

                  "MULTIEMPLOYER PLAN" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) amounts held in escrow to be applied as part of the purchase price, or otherwise subject, pursuant to contract, to rights of the purchaser as a reduction or return of the purchase price, of any Asset Disposition, (c) in the case of any Asset Disposition, amounts required to be paid to the holder of any Indebtedness permitted by
Section 7.1 and secured by a Lien on the assets being sold or otherwise disposed of in such Asset Disposition, or (d) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition and any cash released from escrow or from adjustment rights of the purchaser as part of the purchase price in connection with any Asset Disposition.

                  "NEW LENDER" shall have the meaning assigned to such term in
Section 2.1.

                  "NOTES" shall mean, collectively, the Revolving Credit Notes and the Swingline Notes.

                  "NOTICES OF BORROWING" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowings.

                  "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.

                  "NOTICE OF REVOLVING BORROWING" shall have the meaning as set forth in Section 2.3.

                  "NOTICE OF SWINGLINE BORROWING" shall have the meaning as set forth in Section 2.5.

                  "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

                  "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any liability of such Person under any so-called "synthetic" lease transaction or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

                  "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

                  "PERMITTED ENCUMBRANCES" shall mean:

                  (a) Liens (other than Liens created or imposed under ERISA) imposed by law for taxes, assessments or governmental charge or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (exclusive of obligations for the payment of borrowed money), in each case in the ordinary course of business;

                  (e) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and

                  (f) Liens created by or pursuant to the Pledge Agreements or any of the other Loan Documents;

provided, except as set forth in clause (f) above, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "PERMITTED INVESTMENTS" shall mean those Investments that are consistent with the Borrower's investment policy set forth in Schedule 1.1-B.

                  "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLEDGE AGREEMENTS" shall mean, collectively, each separate Pledge Agreement, substantially in the form of Exhibit F, made by the Borrower or, if applicable, a Subsidiary Pledgor in favor of the Collateral Agent for the benefit of the Lenders, and any and all modifications, amendments, supplements or restatements thereof.

                  "PLEDGED SHARES" shall mean, collectively, all issued and outstanding shares of Capital Stock of the Subsidiary Pledgees.

                  "POUNDS" shall mean the lawful money of the United Kingdom.

                  "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Lenders.

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

                  "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "REQUIRED LENDERS" shall mean, at any time, Lenders holding 51% or more of the aggregate outstanding Revolving Credit Exposures at such time or if the Lenders have no Revolving Credit Exposure outstanding, then Lenders holding 51% or more of the Aggregate Revolving Commitments.

                  "REQUIREMENT OF LAW" shall mean, as to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and each law, rule, regulation or treaty, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which Person or any of its property is subject.

                  "RESET DATE" shall have the meaning set forth in Section
10.14.

                  "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

                  "RESTRICTED PAYMENT" shall have the meaning set forth in
Section 7.5.

                  "REVOLVING BORROWING" shall mean a Borrowing under a Revolving Loan.

                  "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the U.S. Dollar Equivalent of the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date as permitted by
(a) Section 2.1, the amount of the new "Revolving Commitment" as provided in the Lender Addition Agreement executed by such Person as a New Lender or (b) Section 10.4, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

                  "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans denominated in U.S. Dollars, plus (b) the U.S. Dollar Equivalent of the outstanding principal amount of such Lender's Revolving Loans denominated in any Foreign Currency, plus (c) such Lender's LC Exposure, plus
(d) such Lender's Swingline Exposure.

                  "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A, and any and all renewals, extensions or modifications of any thereof.

                  "REVOLVING LOAN" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurocurrency Loan.

                  "S&P" shall mean Standard & Poor's, or any successor thereto.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SOLVENT" or "SOLVENCY" shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the properties and assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "SUBSIDIARY" hereunder shall mean a Subsidiary of the Borrower.

                  "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, and any and all modifications, amendments, supplements or restatements thereof.

                  "SUBSIDIARY GUARANTORS" shall mean, collectively, Sykes Realty, Inc., a Florida corporation, Sykes Global Holdings, LLC, a Delaware limited liability company, Sykes LP Holdings, LLC, a Delaware limited liability company, Sykes Financial Services, Inc., a Maryland corporation, and Sykes Enterprises - South Africa, Inc., a Florida corporation, and all other direct and indirect Material Subsidiaries of the Borrower (excluding, however, Foreign Subsidiaries), now or at any time hereafter in existence.

                  "SUBSIDIARY LOAN PARTY" shall mean each Subsidiary Guarantor and, if applicable, Subsidiary Pledgor.

                  "SUBSIDIARY PLEDGEES" shall mean, collectively, (a) each of the Subsidiary Guarantors and all other direct and indirect Material Subsidiaries that are Domestic Subsidiaries, now or at any time hereafter in existence, and (b) McQueen International, Limited, a Scottish corporation, and all other direct Material Subsidiaries that are Foreign Subsidiaries, now or at any time hereafter in existence.

                  "SUBSIDIARY PLEDGORS" shall mean, collectively, all direct and indirect Material Subsidiaries that own the Capital Stock of any Subsidiary Pledgee, if any, now or at time hereafter in existence.

                  "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

                  "SWINGLINE EXPOSURE" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

                  "SWINGLINE LENDER" shall mean SunTrust Bank, or any other Lender that may agree to make Swingline Loans hereunder.

                  "SWINGLINE LOAN" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

                  "SWINGLINE NOTE" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially in the form of Exhibit B.

                  "SWINGLINE RATE" shall mean, for any Interest Period, the Base Rate or the rate as offered by the Administrative Agent and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Administrative Agent is under no obligation to provide it.

                  "SWINGLINE TERMINATION DATE" shall mean the date that is seven
(7) Business Days prior to the Commitment Termination Date.

                  "TARGET" shall mean the Trans-European Automated Real-Time Gross Settlement Express Transfer system.

                  "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TYPE", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

                  "U.S. DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

                  "U.S. DOLLAR EQUIVALENT" shall mean, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and
(b) with respect to any amount in any Foreign Currency, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to
Section 10.14 using the applicable Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

                  "UTILIZATION RATE" shall mean the percentage rate determined by dividing (a) the U.S. Dollar Equivalent of the average outstanding Revolving Credit Exposure (excluding, however, any Swingline Exposure) during the applicable fiscal quarter of measurement of the Borrower by (b) the average aggregate Revolving Commitments in effect during such fiscal quarter.

                   "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "VOTING STOCK" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such a contingency.

                  SECTION 1.2 CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" or "Swingline Loan") or by Type (e.g. a "Eurocurrency Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurocurrency Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurocurrency Borrowing") or by Class and Type (e.g. "Revolving Eurocurrency Borrowing").

                  SECTION 1.3 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  SECTION 1.4 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

                  SECTION 2.1 GENERAL DESCRIPTION OF FACILITIES. Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (b) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, (c) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.23, and (d) each Lender agrees to purchase a participation interest in the Swingline Loans and the Letters of Credit pursuant to the terms and conditions hereof; provided, that in no event shall (x) the Revolving Credit Exposure of any Lender (determined in accordance with Section 10.14) exceed at any time its Revolving Commitment then in effect,
(y) the sum of the aggregate Revolving Credit Exposures (determined in accordance with Section 10.14) exceed at any time the Aggregate Revolving Commitments from time to time in effect, or (z) the U.S. Dollar Equivalent amount of outstanding Revolving Loans and LC Obligations funded and issued in Foreign Currency (determined in accordance with Section 10.14) exceed the Foreign Currency Commitment from time to time in effect. The Aggregate Revolving Commitments may be increased from time to time following additional syndication to banks and other financial institutions acceptable to the Borrower and the Administrative Agent; provided, that the Aggregate Revolving Commitments shall not exceed $75,000,000. In order to effectuate such increase in the Aggregate Revolving Commitments, the Borrower, the Administrative Agent and each bank or financial institution which will become a Lender hereunder (a "NEW LENDER") shall execute and deliver a Lender Addition Agreement, substantially in the form of Exhibit 2.1 attached hereto (a "LENDER ADDITION AGREEMENT"). The increased Aggregate Revolving Commitments as well as the Revolving Commitment for the New Lender shall be set forth in the Lender Addition Agreement. As a condition to the effectiveness of such Lender Addition Agreement, the Borrower shall deliver to the Administrative Agent a Revolving Credit Note payable to the New Lender in the face amount of the New Lender's Revolving Commitment.

                  SECTION 2.2 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in the aggregate U.S. Dollar Equivalent principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure (determined in accordance with Section 10.14) exceeding such Lender's Revolving Commitment or
(b) the sum of the aggregate Revolving Credit Exposures of all Lenders (determined in accordance with Section 10.14) exceeding the Aggregate Revolving Commitments. Funding of any Revolving Loans shall be in any combination of U.S. Dollars and Foreign Currency as specified by the Borrower as set forth in
Section 2.3; provided, that subject to the further applicable limitations set forth in Section 2.23(a) with regard to the issuance of Letters of Credit, the U.S. Dollar Equivalent amount of outstanding Revolving Loans and LC Obligations funded and issued in Foreign Currency (determined, with respect to such Revolving Loans and LC Obligations, in accordance with Section 10.14) shall at no time exceed the Foreign Currency Commitment then in effect. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

                  SECTION 2.3 PROCEDURE FOR REVOLVING BORROWINGS. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 attached hereto (a "NOTICE OF REVOLVING BORROWING") (a) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing, and (b) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurocurrency Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify:

                  (a) the aggregate principal amount of such Borrowing and, in the case of a Eurocurrency Borrowing, if applicable, the Foreign Currency in which such Eurocurrency Borrowing is to be funded,

                  (b) the date of such Borrowing (which shall be a Business
         Day),

                  (c) the Type of such Revolving Loan comprising such Borrowing,

                  (d) in the case of a Eurocurrency Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period), and

                  (e) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.6 or other disbursement instructions that shall have been given by the Borrower to the Administrative Agent.

Subject to Section 2.15, each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurocurrency Loans, as the Borrower may request; provided, that any Revolving Borrowings funded in Foreign Currency may only be outstanding as Eurocurrency Loans. If any Notice of Revolving Borrowing requests a Eurocurrency Borrowing but does not specify a currency, the Borrower shall be deemed to have selected a currency in U.S. Dollars. If no Type of Borrowing is specified, then the requested Borrowing shall be (a) in the case of a Borrowing denominated in U.S. Dollars, a Base Rate Borrowing, and (b) in the case of any other Borrowing, a Eurocurrency Borrowing. The aggregate principal amount of each Eurocurrency Borrowing shall be not less than $2,500,000 or a larger multiple of $500,000 or, in the case of a Eurocurrency Borrowing funded in a Foreign Currency, not less than the U.S. Dollar Equivalent of $2,500,000 or a larger multiple of the U.S. Dollar Equivalent of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.23(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurocurrency Borrowings outstanding at any time exceed ten (10). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

                  SECTION 2.4 SWINGLINE COMMITMENT. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Revolving Commitments and the sum of the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

                  SECTION 2.5 PROCEDURE FOR SWINGLINE BORROWING; ETC.

                  (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing ("NOTICE OF SWINGLINE BORROWING") prior to 11:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan,
(ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate or any other interest rate as agreed between the Borrower and the Swingline Lender and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $500,000 or a larger multiple of $100,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in U.S. Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

                  (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with
Section 2.6, which will be used solely for the repayment of such Swingline Loan.

                  (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

Each Lender's obligation to make a Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default (other than an Event of Default in existence at the time of the making of any Swingline Loan by the Swingline Lender of which the Swingline Lender had actual knowledge) or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

                  SECTION 2.6 FUNDING OF BORROWINGS.

                  (a) Each Lender will make available each Loan to be made by it hereunder and funded in U.S. Dollars on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. Each Lender will make available each Loan to be made by it hereunder and funded in a Foreign

Currency on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. (local time at the bank where the applicable Foreign Currency Payment Account is maintained) to the Foreign Currency Payment Account for the benefit of the Administrative Agent. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent, provided, that Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have been notified by any Lender (a) prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing denominated in U.S. Dollars and (b) prior to 5:00 p.m. two (2) Business Days prior to the date of a Borrowing denominated in a Foreign Currency, in each case in which such Lender is participating, that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (a) at the Federal Funds Rate for a Borrowing denominated in U.S. Dollars and (b) at a rate equal to the Administrative Agent's overnight cost of funds, as determined by the Administrative Agent in its sole discretion, for a Borrowing denominated in a Foreign Currency, in each case, for up to two (2) days, and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  SECTION 2.7 INTEREST ELECTIONS.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a "NOTICE OF CONVERSION/CONTINUATION") that is to be converted or continued, as the case may be, (i) prior to 11:00 a.m. on the requested date of a continuation of or conversion into a Base Rate Borrowing, and (ii) prior to 11:00 a.m. three (3) Business Days prior to the requested date of a continuation of or conversion into a Eurocurrency Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the currency of such Borrowing and the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurocurrency Borrowing but does not specify a currency and/or an Interest Period, the Borrower shall be deemed to have selected a currency in U.S. Dollars and an Interest Period of one month, as the case may be. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurocurrency Borrowings and Base Rate Borrowings set forth in Section 2.3.

                  (c) If, on the expiration of any Interest Period in respect of any Eurocurrency Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing (after converting, if necessary, the amount of such Borrowing into U.S. Dollars as provided in Section 10.14). No Borrowing may be converted into, or continued as, a Eurocurrency Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing and, absent such consent, the obligation of the Lenders to fund Loans in a Foreign Currency, and to make, continue or convert Loans into Eurocurrency Borrowings shall be suspended. No conversion of any Eurocurrency Loans shall be permitted except on the last day of the Interest Period in respect thereof.

                  (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  SECTION 2.8 OPTIONAL REDUCTION AND TERMINATION OF COMMITMENTS.

                  (a) Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

(b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $2,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures (after converting, if necessary, any outstanding Eurocurrency Borrowings to their U.S. Dollar Equivalent amounts in accordance with Section 10.14 and after giving effect to payments on such proposed reduction date) of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000 or, in the case of the Foreign Currency Commitment, the U.S. Dollar Equivalent of $100,000) in the Foreign Currency Commitment, the Swingline Commitment and the LC Commitment.

                  (c) The Administrative Agent shall give prompt notice to each Lender of any such termination or reduction of the Revolving Commitments. Any termination of the Revolving Commitments pursuant to this Section 2.8 is permanent and may not be reinstated.

                  SECTION 2.9 REPAYMENT OF LOANS.

                  (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date. The Borrower agrees to repay the principal amount of each Eurocurrency Loan and the accrued and unpaid interest thereon in the applicable Foreign Currency of such Eurocurrency Loan or, where such Foreign Currency has converted to Euros, in Euros. Notwithstanding the foregoing, if, after the making of any Eurocurrency Loan in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Foreign Currency with the result that the type of Foreign Currency in which such Eurocurrency Loan was made (the "ORIGINAL CURRENCY") no longer exists or the Borrower is not able to make payment to the Administrative agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such Original Currency shall instead be made when due in U.S. Dollars in an amount equal to the U.S. Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

                  (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Swingline Termination Date.

                  SECTION 2.10 EVIDENCE OF INDEBTEDNESS.

                  (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the currency and Interest Period applicable thereto,
(iii) the date of each continuation of all or a portion thereof pursuant to
Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

                  (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender and, in the case of the Swingline Lender only, a Swingline Note. At the request of the Borrower, any such Note may be executed and delivered by the Borrower outside of the State of Florida in such location within the continental United States as may be acceptable to the Administrative Agent, and the Administrative Agent or such Lender will provide, if requested by the Borrower, reasonable documentation, including affidavits, evidencing acceptance of such delivery in such location.

                  SECTION 2.11 PREPAYMENTS.

                  (a) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments from 100% of the Net Cash Proceeds (including all Net Cash Proceeds received on any purchase money Indebtedness held by the recipient of such Net Cash Proceeds) from any Asset Disposition involving 5% or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis as reflected on the Borrower's most recent annual consolidated balance sheet delivered to the Administrative Agent pursuant to
Section 5.1(a), unless such Net Cash Proceeds are fully reinvested by the Borrower (or, if applicable, such Subsidiary) in replacement assets owned by the Borrower or such Guarantor within eighteen (18) months from the date of closing such Asset Disposition. In such case, the Borrower will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting the forth the calculation of such Net Cash Proceeds. All such prepayments shall be applied as follows: first, to any outstanding Swingline Loans, second, to any outstanding Revolving Loans (but without a corresponding permanent reduction in the Revolving Commitments), and last, after all Swingline Loans and all Revolving Loans have been repaid, to the Borrower. Further, if at any time after the Closing Date, the aggregate Revolving Credit Exposures shall exceed the Aggregate Revolving Commitments, then (i) on the last day of any Interest Period for any Eurocurrency Borrowing and (ii) on any other date in the event Base Rate Borrowings shall be outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such date) and (B) the amount of the Borrowings referred to in clauses (i) and
(ii), as applicable. Further, if, on any Reset Date, (i) the aggregate Revolving Credit Exposure exceeds 105% of the Aggregate Revolving Commitments then in effect, or (ii) the sum of the U.S. Dollar Equivalent of (A) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, plus (B) the undrawn amounts of outstanding Letters of Credit denominated in a Foreign Currency, plus (C) the aggregate amount of LC Disbursements denominated in a Foreign Currency that have not been reimbursed by or on behalf of the Borrower exceeds 105% of the Foreign Currency Commitment then in effect, then, in either such case, the Borrower shall be required to make mandatory principal prepayments of such Revolving Loans in an aggregate amount sufficient to eliminate such excess. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Revolving Loans being prepaid. If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this Section 2.11(a), the Borrower shall make such prepayment no later than the second Business Day following such notice. Any mandatory prepayment of Revolving Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in
Section 2.11(b). Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and all amounts required pursuant to Sections 2.17 and 2.19.

                  (b) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (i) in the case of prepayment of any Eurocurrency Borrowing, prior to 11:00 a.m. three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, prior to 11:00 a.m. on the date of such prepayment and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(d); provided, that if a Eurocurrency Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.3 or in the case of a Swingline Loan pursuant to Section 2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

                  SECTION 2.12 INTEREST ON LOANS.

                  (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurocurrency Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus, in each case, the Applicable Margin in effect from time to time but, in no event, to exceed the Maximum Rate.

                  (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time but, in no event, to exceed the Maximum Rate.

                  (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("DEFAULT INTEREST") with respect to all Eurocurrency Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum but, in no event, to exceed the Maximum Rate.

                  (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding Eurocurrency Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurocurrency Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date or the Maturity Date, as the case may be. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date. Interest on any

Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13 FEES.

                  (a) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent, as more fully set forth in that certain fee letter, dated February 6, 2002, from the Administrative Agent to the Borrower.

                  (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage (determined quarterly based on the Utilization Rate in accordance with Schedule I) on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender's Revolving Credit Exposure has been paid in full. The Applicable Percentage shall initially be 0.50%, but shall be reset from time to time as provided in the definition of "Applicable Percentage" herein. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (but outstanding Swingline Loans shall not be deemed usage of the Revolving Commitment of any Lender).

                  (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin for Eurocurrency Borrowings then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. For any Letter of Credit issued with a face amount in Foreign Currency, the fees shall be converted into U.S. Dollars in accordance with Section 10.14 as of two (2) Business Days before the issuance date thereof, and thereafter five (5) Business Days before any fee with respect thereto shall be due and payable hereunder. While an Event of Default exists or after acceleration, at the option of the Required Lenders, the fees payable by the Borrower under this Section 2.13(c) shall be increased an additional 2% per annum.

                  (d) Payments. Accrued fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2002 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

                  SECTION 2.14 COMPUTATION OF INTEREST AND FEES. Interest on any Base Rate Loans or any Swingline Loans based on the Administrative Agent's prime lending rate hereunder and interest on any Eurocurrency Loans funded in Canadian Dollars or Pounds shall be computed on the basis of a year of 365 days (or

366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  SECTION 2.15 INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurocurrency Borrowing,

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurocurrency Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurocurrency Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to fund Loans in any Foreign Currency or to make Eurocurrency Revolving Loans or to continue or convert outstanding Loans as or into Eurocurrency Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurocurrency Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

                  SECTION 2.16 ILLEGALITY. If any Change in Law shall make in unlawful or impossible for any Lender to make, maintain or fund any Eurocurrency Loan or to fund any Loans in any Foreign Currency, or the Issuing Bank to issue any Letter of Credit or to provide payment thereunder in any Foreign Currency, and such Lender or Issuing Bank, as the case may be, shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender or Issuing Bank, as the case may be, notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Eurocurrency Revolving Loans, or to continue or convert such outstanding Loans as or into Eurocurrency Loans, or to issue any such Letters of Credit, shall be suspended. In the case of the making of a Eurocurrency Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurocurrency Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurocurrency Loan if such Lender may lawfully continue to maintain such Loan to such date or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurocurrency Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

                  SECTION 2.17 ADDITIONAL INTEREST COSTS.

                  (a) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Eurocurrency Reserve Percentage) in respect of any of such Lender's Eurocurrency Loans in any Foreign Currency, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost of such Lender of complying with such requirements in relation to such Loan.

                  (b) Any additional interest owed pursuant to Section 2.17(a) above shall be determined by the relevant Lender and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest at least five (5) Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

                  (c) Failure or delay on the part of any Lender on any occasion to demand additional interest pursuant to this Section 2.17 shall not constitute a waiver of such Lender's right to demand such additional interest on any subsequent occasion.

                  SECTION 2.18 INCREASED COSTS.

                  (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or on the Issuing Bank or
                  the Eurocurrency interbank market any other condition affecting this Agreement or any Eurocurrency Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurocurrency Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender or the Issuing Bank on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender or the Issuing Bank, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender or the Issuing Bank such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

                  SECTION 2.19 FUNDING INDEMNITY. In the event of (a) any payment, prepayment, conversion or continuation of a Eurocurrency Loan other than on the last day of the Interest Period applicable thereto (including as a result of a mandatory prepayment, an Event of Default or otherwise), (b) any failure to make a principal payment of a Eurocurrency Loan on the due date thereof or (c) any failure by the Borrower to borrow, prepay, convert or continue any Eurocurrency Loan on the date specified by the Borrower in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five
(5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurocurrency Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurocurrency Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurocurrency Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurocurrency Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurocurrency Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurocurrency Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

                  SECTION 2.20 TAXES.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. The Administrative Agent, such Lender or the Issuing Bank, as applicable, shall give the Borrower written notice of any payment of Indemnified Taxes or Other Taxes to be made hereunder with respect to which the Borrower has an indemnity obligation, but the failure of the Administrative Agent, such Lender or the Issuing Bank, as applicable, to give such notice shall not limit its right to receive indemnification hereunder. The Administrative Agent, such Lender or the Issuing Bank, as applicable, shall use reasonable efforts to cooperate with the Borrower in seeking a refund of such payment of Indemnified Taxes or Other Taxes.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form W8-BEN or W8-ECT, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                  (f) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to this Section in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to this
Section in respect of United States federal withholding taxes, if any such failure to deliver a form or forms or the failure of such form or forms to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certification made in such form or forms untrue or inaccurate in a material respect.

                  SECTION 2.21 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18, 2.19, 2.20, or otherwise) (i) in the case of payments in U.S. Dollars, no later than 12:00 noon, on the date when due, and (ii) in the case of payments in any Foreign Currency, no later than the close of business (at the bank where the applicable Foreign Currency Payment Account is maintained), on the date when due, in each case in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the case of U.S. Dollars, to the Administrative Agent at the Payment Office, and (ii) in the case of payments in any Foreign Currency, to the applicable Foreign Currency Payment, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 2.20 and 10.3 shall be made directly to the Persons entitled thereto. If the Borrower does not, or is unable for any reason to, effect payment of a Eurocurrency Loan or reimbursement of LC Disbursements to the Lenders in the applicable Foreign Currency or if the Borrower shall default in the payment when due of any payment in such Foreign Currency, the Lenders may, at their option, require such payment to be made to the Lenders in the U.S. Dollar Equivalent of such Foreign Currency determined in accordance with Section 10.14. With respect to any amount due and payable in any Foreign Currency, the Borrower agrees to hold the Lenders harmless from any losses incurred by the Lenders arising from any change in the value of U.S. Dollars in relation to such currency between the date such payment became due and the date of payment thereof (other than losses incurred by any Lender due to the gross negligence or willful misconduct of such Lender). The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-of or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.6(b), 2.21(d), Section 2.23(d) or
(e) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.22 MITIGATION OF OBLIGATIONS; REPLACEMENT OF
LENDERS.

                  (a) If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.20, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the U.S. Dollar Equivalent of the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and
(iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.23 LETTERS OF CREDIT.

                  (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.23(d), agrees to issue, at the request and for the account of the Borrower, Letters of Credit on behalf of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of
(A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least the U.S. Dollar Equivalent of $500,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment, (B) the aggregate Revolving Credit Exposures of all Lenders would exceed the Aggregate Revolving Commitments, or (C) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Issuing Bank or any Lender as notified by the Issuing Bank or such Lender to the Administrative Agent before the date of issuance of such Letter of Credit. Letters of Credit may be issued in face amounts of any Foreign Currency; provided, that the sum of the U.S. Dollar Equivalent of (i) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, plus (ii) the undrawn amounts of outstanding Letters of Credit denominated in a Foreign Currency, plus (iii) the aggregate amount of LC Disbursements denominated in a Foreign Currency that have not been reimbursed by or on behalf of the Borrower shall not exceed the Foreign Currency Commitment then in effect. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying (i) the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), (ii) the expiration date of such Letter of Credit, (iii) the amount of such Letter of Credit and if the Letter of Credit is to be issued in a Foreign Currency, the currency of issuance, (iv) if the Letter of Credit is to be issued on behalf of a Subsidiary, the name and address of such Subsidiary, (v) the name and address of the beneficiary thereof and (vi) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower and, if applicable, such Subsidiary on whose behalf such Letter of Credit is being issued, shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

                  (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.23(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

                  (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for the amount of any LC Disbursements paid by the Issuing Bank in respect of such drawing in U.S. Dollars with regard to any such Letter of Credit which has been issued in U.S. Dollars or in the applicable Foreign Currency in which such LC Disbursement shall have been made with regard to any such Letter of Credit which has been issued in a Foreign Currency, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact U.S. Dollar Equivalent amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedents set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with
Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement (after converting such proceeds, if necessary, into the Foreign Currency of such LC Disbursement).

                  (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank; provided, to the extent that it is ultimately determined that the Borrower is relieved of its obligation to reimburse the Issuing Bank because of the Issuing Bank's gross negligence or willful misconduct in determining that the documents received under any applicable Letter of Credit comply with the terms thereof, the Issuing Bank will be obligated to refund to the paying Lenders all amounts paid to the Issuing Bank to reimburse the Issuing Bank for the applicable LC Disbursement. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a

LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

                  (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.23 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

                  (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the U.S. Dollar Equivalent amount of such LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in interest-bearing money market or bank demand accounts, which investments shall be made at the request of the Borrower, subject, however, to the reasonable approval of the Administrative Agent, and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three Business Days after all Events of Default have been cured or waived.

                  (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                           (i) Any lack of validity or enforceability of any
                  Letter of Credit or this Agreement;

                           (ii) The existence of any claim, set-off, defense or
                  other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                           (iii) Any draft or other document presented under a
                  Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) Payment by the Issuing Bank under a Letter of
                  Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                           (v) Any other event or circumstance whatsoever,
                  whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                           (vi) The existence of a Default or an Event of
                  Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (j) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1 CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

                  (a) The Administrative Agent and the Collateral Agent each shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent, the Collateral Agent or SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., as Arranger.

                  (b) The Administrative Agent (or its counsel) shall have received the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (and its counsel):

                           (i) a counterpart of this Agreement signed by or on
                  behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                           (ii) if requested by any Lender, duly executed Notes
                  payable to such Lender;

                           (iii) a duly executed Subsidiary Guarantee Agreement
                  and Indemnity and Contribution Agreement of each Subsidiary Guarantor;

                           (iv) a separate duly executed Pledge Agreement of the
                  Borrower and each Subsidiary Pledgor, together with, if applicable, original stock certificates evidencing all of the Pledged Shares, accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Administrative Agent shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States;

                           (v) any financing statement which may be required
                  under Section 9-315 of the revised U.C.C. to perfect a security interest in certain proceeds of the Collateral that do not constitute Pledged Shares or other securities or instruments;

                           (vi) a certificate of the Secretary or Assistant
                  Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                           (vii) certified copies of the articles of
                  incorporation or other charter documents of each Loan Party, together with certificates of good standing, existence or its equivalent, as may be available from the Secretary of State or other appropriate governing agency of the jurisdiction of incorporation or organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                           (viii) a favorable written opinion of legal counsel
                  to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

                           (ix) a certificate, dated the Closing Date and signed
                  by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section
                  3.2 and, further, demonstrating compliance with Sections 6.1,
                  6.2 and 6.3 as of the most recent fiscal quarter ended;

                           (x) duly executed payoff letters with respect to all
                  Indebtedness of the Borrower to be refinanced at closing and evidence that all commitments of the lenders under the credit facilities relating to such Indebtedness, including without limitation, the Borrower's existing syndicated credit facilities agented by Bank of America, N.A., are being terminated, together with all releases or terminations of all Liens related thereto;

                           (xi) duly executed Notices of Borrowing, if
                  applicable;

                           (xii) certified copies of all Governmental Approvals,
                  including any required Governmental Approvals in connection with the execution, delivery, performance, validity and enforceability of this Agreement and each of the other Loan Documents or the use of the proceeds of any of the Loans hereunder;

                           (xiii) UCC, judgment and tax lien searches in the
                  jurisdiction of the chief executive office and jurisdiction of incorporation or organization of each Loan Party, together with copies of all financing statements on file in such jurisdictions (with all attachments) and evidence that no Liens exist on any assets or properties of any such Loan Party (other than Liens permitted by Section 7.2); and

                           (xiv) a duly executed loan closing statement and
                  disbursement authorization agreement.

                  SECTION 3.2 EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

                  (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

                  (c) since December 31, 2001 (i.e., the date of the most recent financial statements of the Borrower described in Section 5.1(a)), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

                  Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.

                  SECTION 3.3 DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

                  SECTION 4.1 EXISTENCE; POWER. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or other legal entity, as applicable, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.2 ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder or partner action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require Governmental Approvals, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable Requirement of Law, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

                  SECTION 4.4 FINANCIAL STATEMENTS. The Borrower has furnished to each Lender the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal year then ended audited by Deloitte Touche Tohmatsu LLP, certified public accountants. Such financial statements fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date and the consolidated results of operations for such period in conformity with GAAP consistently applied. Since December 31, 2001, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

                  SECTION 4.5 LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Schedule 4.5 attached hereto, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except where such events, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.6 COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each Subsidiary are in compliance with (a) all applicable Requirements of Law, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.7 INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

                  SECTION 4.8 TAXES. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) to the extent the failure to do so would not have a Material Adverse Effect or (b) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

                  SECTION 4.9 MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations. After application of the proceeds of the Loans, the issuance of the Letters of Credit, and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and its Subsidiaries consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

                  SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 4.11 OWNERSHIP OF PROPERTY.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

                  SECTION 4.12 DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Memorandum nor any of the reports (including, without limitation, all reports that the Borrower or any of its Subsidiaries are required to file with the Securities and Exchange Commission or any other Governmental Authority), financial statements, certificates or other information furnished by or on behalf of the Borrower or any such Subsidiary to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.13 LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14 INSURANCE. Each of the Borrower and its Subsidiaries currently maintains insurance with respect to its material properties and businesses with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, has paid all amounts of insurance premiums now due and owing with respect to such insurance policies and coverages and such policies and coverages are in full force and effect.

                  SECTION 4.15 SUBSIDIARIES. Schedule 4.15 sets forth the name of each direct and indirect Subsidiary of the Borrower and, as to each Subsidiary, the type of entity, jurisdiction of its incorporation or organization, the number of shares of each class of Capital Stock, partnership or other equity interests outstanding, the number and percentage of outstanding shares of each class of Capital Stock, partnership or other equity interests owned, directly or indirectly, by the Borrower or any of its Subsidiaries, and identifies whether such Subsidiary is a Subsidiary Loan Party (and, if so, whether such Subsidiary is a Subsidiary Guarantor and/or a Subsidiary Pledgor) or a Subsidiary Pledgee, in each case as of the Closing Date. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated by any Pledge Agreement).

                  SECTION 4.16 PRINCIPAL PLACE OF BUSINESS. Schedule 4.16 sets forth the chief executive office and principal place of business of each of the Loan Parties.

                  SECTION 4.17 SOLVENCY Each of the Loan Parties is Solvent and, in executing the Loan Documents and consummating the transactions contemplated thereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

                  SECTION 4.18 PLEDGE AGREEMENTS. Upon the execution and delivery of each Pledge Agreement and the delivery to the Collateral Agent of the stock certificates evidencing the Pledged Shares, the Collateral Agent shall have a valid, perfected first priority and enforceable Lien on the Collateral.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding or so long as any Hedging Agreement with any Lender (or an Affiliate thereof) relating to the Obligations remains in effect:

                  SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Administrative Agent and each Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, changes in shareholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a "going concern" or like qualification and without any qualification as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of operations and cash flow of the Borrower and its Subsidiaries, in the case of such consolidated statement of operations, for such fiscal quarter and the then elapsed portion of such fiscal year and, in the case of such statement of cash flow, only for the then elapsed portion of such fiscal year, setting forth in each case, as applicable, in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or controller of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI in the form of
Exhibit 5.1(c) hereto and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.2 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender written notice of each of the following, promptly after it becomes known to a Responsible Officer:

                  (a) the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

                  (e) the failure of the Borrower or any of its Subsidiaries (i) to make any material contributions to any Foreign Plan by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; or (ii) to fund any Foreign Plan to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, or the occurrence of any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect;

                  (f) the receipt of any notice or other communication from any Governmental Authority of a material violation of any Requirement of Law by the Borrower or any of its Subsidiaries; and

                  (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.3 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business (including, without limitation, all required Governmental Approvals) and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

                  SECTION 5.4 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it, its properties or assets or the conduct of its business, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.5 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity or before the same shall become delinquent or in default, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods), all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien), except where (a) the validity or amount thereof is being contested in good faith by appropriate measures, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or its equivalent for any Foreign Subsidiary), (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP (or its equivalent for any Foreign Subsidiary).

                  SECTION 5.7 VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom (other than materials protected by the attorney-client privilege and materials which the Borrower or any of its Subsidiaries may not disclose without violation of a confidentiality obligation upon it), and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower, provided that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to the Borrower shall be required. The cost of the inspection referred to in the preceding sentence shall be borne by the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be borne by the Borrower and its Subsidiaries.

                  SECTION 5.8 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.9 USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrower will use the proceeds of all Loans to pay off and refinance all outstanding amounts under the Borrower's existing syndicated credit facilities agented by Bank of America, N.A. and thereafter to fund future acquisitions permitted by Section 7.4(c), to provide for working capital and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes of the Borrower or a Subsidiary.

                  SECTION 5.10 ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is acquired or formed after the Closing Date, the Borrower, within ten (10) Business Days after such Subsidiary is acquired or formed, (a) will notify the Administrative Agent and the Lenders thereof and, (i) if such Subsidiary meets the definition of a "Subsidiary Guarantor" herein, will cause such Subsidiary to become a Subsidiary Guarantor by executing agreements reasonably acceptable to the Administrative Agent and substantially in the forms of Annex I to Exhibit D and Annex I to Exhibit E, (ii) if such Subsidiary meets the definition of a "Subsidiary Pledgor" herein and is the holder of the Capital Stock of any Subsidiary which meets the definition of a "Subsidiary Pledgee" herein, will cause such Subsidiary to become a Subsidiary Pledgor by executing an agreement reasonably acceptable to the Administrative Agent and substantially in the form of Exhibit F, and (iii) if such Subsidiary meets the definition of a "Subsidiary Pledgee" herein and is a direct Material Subsidiary of the Borrower, will execute a supplemental schedule reasonably acceptable to the Administrative Agent and substantially in the form of Schedule II to Exhibit F, and (b) will deliver, or will cause such Subsidiary to deliver, simultaneously therewith similar documents applicable to such Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent.

                  SECTION 5.11 PLEDGED SHARES. The Borrower will pledge, and will cause each Subsidiary Pledgor to pledge, to the Collateral Agent, (a) 100% of the Capital Stock or other equity interest of each Subsidiary Pledgee that is a Domestic Subsidiary and (b) 65% of the Capital Stock or other equity interest of each Subsidiary Pledgee that is a Foreign Subsidiary, in each case, by executing an agreement reasonably acceptable to the Administrative Agent and substantially in the form of Exhibit F, and (b) will deliver or, if applicable, will cause such Subsidiary to deliver, simultaneously therewith the documents and other items required under Section 3.1(b)(iv) as reasonably requested by the Administrative Agent.

                  SECTION 5.12 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such actions, as may from time to time be reasonably requested by the Collateral Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Pledge Agreement and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents (including, without limitation, any and all instruments necessary or appropriate to effect the guarantee of the Obligations by all Subsidiaries Loan Parties created or acquired after the date hereof and the pledge of Capital Stock of all Subsidiary Pledgees created or acquired after the date hereof).

                                   ARTICLE VI

                               FINANCIAL COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding or so long as any Hedging Agreement with any Lender (or an Affiliate thereof) relating to the Obligations remains in effect:

                  SECTION 6.1 LEVERAGE RATIO. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2001, a Leverage Ratio of not greater than 2.50:1.0, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

                  SECTION 6.2 FIXED CHARGE COVERAGE RATIO. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower,
(a) commencing with the fiscal quarter ending December 31, 2001 through and including the fiscal quarter ending December 31, 2002, a Fixed Charge Coverage Ratio of not less than 1.50:1.0 and (b) commencing with the fiscal quarter ending March 31, 2003 and thereafter, a Fixed Charge Coverage Ratio of not less than 2.00:1.00, in each case, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

                  SECTION 6.3 CONSOLIDATED NET WORTH. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, a Consolidated Net Worth in an amount equal to or greater than the sum of (a) $162,530,200, plus
(b) 50% of cumulative Consolidated Net Income accrued since the end of such fiscal quarter, all determined in accordance with GAAP; provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding or so long as any Hedging Agreement with any Lender (or an Affiliate thereof) relating to the Obligations remains in effect:

                  SECTION 7.1 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness created pursuant to the Loan Documents (including Letters of Credit);

                  (b) Indebtedness existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

provided further, that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding during any fiscal year of the Borrower;

                  (d) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that any such Indebtedness, that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4; provided further, that:

                           (i) with respect to any Subsidiary that is not a
                  Subsidiary Loan Party, such Indebtedness shall not exceed $5,000,000 at any time outstanding, except for Indebtedness of McQueen International, Limited to the Borrower in existence on the Closing Date and listed in Schedule 7.1 (provided, that such Indebtedness is unsecured and is evidenced by a promissory note or other written obligation to pay acceptable to the Administrative Agent which provides that such Indebtedness is fully subordinate to the payment and performance of the Obligations on terms acceptable to the Administrative Agent);

                           (ii) with respect to all Subsidiaries that are not
                  Subsidiary Loan Parties, such Indebtedness shall not exceed $10,000,000 at any time outstanding, except as otherwise permitted under clause (i) above with regard to certain existing Indebtedness of McQueen International, Limited to the Borrower;

                           (iii) with respect to (A) any Foreign Subsidiary that
                  is a Subsidiary Loan Party and (B) all Foreign Subsidiaries that are Subsidiary Loan Parties, the amount of any such Indebtedness in excess of what is in existence on the Closing Date and listed in Schedule 7.1 shall not exceed, individually as to any such Foreign Subsidiary that is a Subsidiary Loan Party or in the aggregate as to all such Foreign Subsidiaries that are Subsidiary Loan Parties, $25,000,000 at any time outstanding.

                  (e) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

                  (f) Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement; provided, that (i) such Indebtedness exists at the time as such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $5,000,000 at any time outstanding;

                  (g) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10; and

                  (h) other unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

                  SECTION 7.2 NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

                  (a) Liens created in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement or any of the other Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that (i) such Lien shall not apply or extend at any time to any other property or asset of the Borrower or any Subsidiary and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

                  (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by
Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

                  (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

                  (f) other Liens arising in the ordinary course of business of the Borrower or any Subsidiary, as applicable; provided, that the principal amount of the Indebtedness secured by such Liens shall not exceed $10,000,000 in the aggregate at any time outstanding; and

                  (g) extensions, renewals, or replacements of any Lien referred to in paragraphs (b) through (f) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

                  SECTION 7.3 FUNDAMENTAL CHANGES.

                  (a) The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing
(i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger or if the Borrower is a party to such merger but is not merged in such transaction) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Loan Party, the surviving Person shall be or become a Subsidiary Loan Party, (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

                  SECTION 7.4 INVESTMENTS, LOANS, CAPITAL EXPENDITURES, ETC.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "INVESTMENTS"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

                           (i) Investments (other than Permitted Investments)
                  existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

                           (ii) Permitted Investments;

                           (iii) Investments in the common stock or securities
                  of any other Person (including any option, warrant or other right to acquire any such stock or securities) or purchases, leases or other acquisitions (in one transaction or a series of transactions) of any assets of any other Person; provided, that (A) the aggregate cash cost of any such Investments or acquisitions (which includes assumed Indebtedness) in any fiscal year of the Borrower does not exceed $25,000,000; (B) the aggregate cash cost of all such Investments and other acquisitions (which includes assumed Indebtedness) does not in any fiscal year of the Borrower exceed $50,000,000; and (C) the aggregate cash cost of all such Investments and other acquisitions (which includes assumed Indebtedness) does not exceed $100,000,000 for the term of the Loans; provided further, that the foregoing limitations shall only be applicable to a particular transaction if, after giving effect to such transaction, Consolidated Total Debt exceeds cash and Cash Equivalents of the Borrower;

                           (iv) Guarantees constituting Indebtedness permitted
                  by Section 7.1; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (v) of this Section 7.4;

                           (v) Investments made by the Borrower in or to any
                  Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided, that (A) any common stock held by any Loan Party shall be pledged pursuant to the Pledge Agreement and (B) the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party (including all such Investments and Guarantees existing as of the Closing Date) shall not exceed $5,000,000 at any time outstanding;

                           (vi) loans or advances to employees, officers or
                  directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; and

                           (vii) Hedging Agreements permitted by Section 7.10.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in the aggregate in excess of $75,000,000 during any fiscal year of the Borrower; provided, that the foregoing limitation shall only be applicable to a particular expenditure if, after giving effect to such expenditure, Consolidated Total Debt exceeds cash and Cash Equivalents of the Borrower.

                  SECTION 7.5 RESTRICTED PAYMENTS. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), except for (a) dividends payable by the Borrower solely in shares of any class of its common stock, (b) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party and (c) cash dividends paid on, and cash redemptions of, the common stock of the Borrower; provided, that (i) no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made, and (ii) the aggregate amount of all such Restricted Payments made by the Borrower in any fiscal year of the Borrower does not exceed 5% of Consolidated Net Worth (if greater than $0) as at the end of the immediately preceding fiscal year of the Borrower.

                  SECTION 7.6 SALE OF ASSETS The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired or issue, sell or otherwise transfer any shares of a Subsidiary's Capital Stock to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

                  (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

                  (b) the sale of Investments in the ordinary course of business; and

                  (c) the disposition of assets in an aggregate amount not to exceed, at any time during the term of this Agreement, 15% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as reflected on the Borrower's most recent annual consolidated balance sheet delivered to the Administrative Agent pursuant to Section 5.1(a).

                  SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliates and (c) any Restricted Payment permitted by
Section 7.5.

                  SECTION 7.8 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or of any assets, pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause
(a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 7.9 SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  SECTION 7.10 HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (a) in connection with the purchase by any third party of any common stock or any Indebtedness or (b) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

                  SECTION 7.11 AMENDMENT TO MATERIAL DOCUMENTS. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

                  SECTION 7.12 ACCOUNTING CHANGES(a). The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by

GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  SECTION 8.1 EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

                  (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1 (a) through (g), inclusive, 5.2, 5.3 (with respect to the Borrower's existence), 5.9, 5.10, 5.11, 5.12 or Articles VI or VII; or

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b), (c) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; or

                  (k) any judgment or order for the payment of money that exceeds $5,000,000 in the aggregate (or, in the case of any judgment or order for the payment of money entered against the Borrower in that certain pending class action suit against the Borrower identified on Schedule 4.5, where the amount not covered by insurance, inclusive of any applicable deductibles or retainage, exceeds $5,000,000) or that has, or could reasonably be expected to have, a Material Adverse Effect shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that has, or could reasonably be expected to have, a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) a Change in Control shall occur or exist; or

                  (n) any material provision of the Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Guarantor, or any Subsidiary Guarantor shall so state in writing, or any Subsidiary Guarantor shall seek to terminate its Subsidiary Guarantee Agreement or any of its covenants and agreements thereunder; or

                  (o) any material provision of any Pledge Agreement shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or any Subsidiary Pledgor or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Lenders, or the Borrower or any such Subsidiary Pledgor shall so state in writing, or the Borrower or any such Subsidiary Pledgor shall seek to terminate any Pledge Agreement or any of its covenants and agreements thereunder; or

                  (p) the Borrower or any of its Subsidiaries shall default in the performance or observance of any term, condition or provision of any Material Contract which could reasonably be expected to result in a Material Adverse Effect; or

                  (q) the Borrower or any of its Subsidiaries shall default in the performance or observance of any term, condition or provision of any Hedging Agreement with any Lender (or an Affiliate thereof) relating to the Obligations, and such failure shall continue after the applicable grace period, if any, specified in such Hedging Agreement; or

                  (r) an event of default shall have occurred under any other Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) enforce, or direct the Collateral Agent to enforce, any or all of the Liens created pursuant to the Pledge Agreement and (iv) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  SECTION 9.1 APPOINTMENT OF ADMINISTRATIVE AGENT.

                  (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent (for purposes of this Article IX, the term "Administrative Agent" shall also include SunTrust Bank in its capacity as Collateral Agent under the Pledge Agreement) and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements pertaining to the Letters of Credit as fully as the term "Administrative Agent" as used in this Article IX included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

                  SECTION 9.2 NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  SECTION 9.3 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  SECTION 9.4 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

                  SECTION 9.5 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

                  SECTION 9.6 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

                  SECTION 9.7 SUCCESSOR ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative

Agent, which shall be (i) one of the other Lenders under this Agreement or (ii) a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this
Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 NOTICES.

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  To the Borrower and
                     any Subsidiary Loan Party:           Sykes Enterprises, Incorporated
                                                          100 North Tampa Street, Suite 3900
                                                          Tampa, Florida 33602
                                                          Attention:  Chief Financial Officer
                                                          Telecopy Number: (813) 233-6185

                  With a copy to:                         Sykes Enterprises, Incorporated
                                                          100 North Tampa Street, Suite 3900
                                                          Tampa, Florida 33602
                                                          Attention:  General Counsel
                                                          Telecopy Number: (813) 233-6185

                  To the Administrative Agent,
                           Collateral Agent and
                           Swingline Lender:              SunTrust Bank
                                                          401 East Jackson Street
                                                          18th Floor, MC 4182
                                                          Tampa, Florida 33602
                                                          Attention: Donald Campisano,
                                                              Director
                                                          Telecopy Number:  (813) 224-2833

                  With a copy to:                         SunTrust Capital Markets, Inc.
                                                          303 Peachtree Street, N. E., 25th Floor
                                                          Atlanta, Georgia 30308
                                                          Attention:  Agency Services
                                                          Telecopy Number: (404) 658-4906

                  To the Issuing Bank:                    SunTrust Bank
                                                          25 Park Place, N.E./MC 3706
                                                          Atlanta, Georgia 30303
                                                          Attention:  Michael E. Sullivan,
                                                              Group Vice President
                                                          Telecopy Number:  (404) 588-8129

                  To any other Lender:                    the address set forth in the Administrative Questionnaire

                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

                  (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

                  SECTION 10.2 WAIVER; AMENDMENTS.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall:
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any Subsidiary Guarantor or limit the liability of any such Subsidiary Guarantor under any Subsidiary Guarantee Agreement, without the consent of each Lender; (vii) except as a result of any merger of a Subsidiary Pledgee permitted by Section 7.3 where such Subsidiary Pledgee is not the surviving Person, release any of the Collateral securing any of the Obligations or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, without, in each case, the consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of such Person.

                  SECTION 10.3 EXPENSES; INDEMNIFICATION.

                  (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the reasonable allocated cost of inside counsel) incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender (including the Swingline Lender) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "INDEMNITEE") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby,
(ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

                  (c) The Borrower shall pay, and hold the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

                  (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO ACTUAL OR DIRECT DAMAGES) ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED THEREIN, ANY LOAN OR ANY LETTER OF CREDIT OR THE USE OF PROCEEDS THEREOF.

                  (f) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.4 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

                  (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $1,000, (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; and (vi) such assignee, if a Foreign Lender, shall have complied with its obligations under Section 2.20(e); provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 2.20 and 10.3. Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued in exchange for the existing Notes if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause
(c) below.

                  (c) Any Lender may at any time, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its LC Exposure); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 2.20 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under Section 2.17
2.18 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.21 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.21 as fully as if it were a Lender hereunder. Notwithstanding the foregoing, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of such participation sold to such Participant and such Participant first complies, for the benefit of the Borrower, with Section 2.20(e) as though it were a Lender hereunder.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State. Notwithstanding anything to the contrary in this Section 10.4, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 10.4(e) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

                  SECTION 10.5 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Florida, and of any state court of the State of Florida located in Hillsborough County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

                  SECTION 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.7 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower and any Subsidiary at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 10.8 COUNTERPARTS; EFFECTIVENESS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Notwithstanding execution of this Agreement by the Borrower and each of the Lenders party hereto and satisfaction (or waiver) of each of the conditions set forth in Section 3.1, this Agreement shall not be or become effective and binding upon the parties until executed and accepted by the Administrative Agent in its capacity as such on behalf of the Lenders. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

                  SECTION 10.9 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as (a) the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding, (b) the Commitments have not expired or terminated and (c) any Hedging Agreement with any Lender (or an Affiliate thereof) relating to the Obligations remains in effect. The provisions of Sections 2.17, 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

                  SECTION 10.10 SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 10.11 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (a) to any Related Party of the Administrative Agent, the Collateral Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (c) to the extent requested by any regulatory agency or authority, (d) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or to any Hedging Agreement relating to the Obligations or the enforcement of rights hereunder or thereunder, (f) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or to any Person involved in any Hedging Agreement relating to the Obligations (including any swap counterparties), or (g) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

                  SECTION 10.12 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.13 CURRENCY CONVERSION. All payments of Obligations under this Agreement, the Notes or any other Loan Document shall be made in U.S. Dollars, except for Loans funded, or reimbursement obligations with respect to Letters of Credit issued, in any Foreign Currency, which shall be repaid, including interest thereon, in the applicable currency. If any payment of any Obligation, whether through payment by the Borrower or the proceeds of any collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the current market rate for the purchase of the currency required hereunder with the currency in which such obligation was paid, as quoted by the Lender who is the Administrative Agent in accordance with the methods customarily used by such Lender for such purposes as of the time of such determination. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (b) in the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the rate of exchange described herein on the date of payment, is the amount then due in the currency required hereunder, and (c) any amount due from the Borrower under this Section 10.13 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due. For the avoidance of doubt, the parties affirm and agree that neither the fixation of the conversion rate of Pounds or Kronas against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (The Maastricht Treaty), nor the conversion of the Obligations under this Agreement from Pounds or Kronas into Euros will be a reason for early termination or revision of this Agreement or prepayment of any amount due under this Agreement or create any liability of any party towards any other party for any direct or consequential loss arising from any of these events. As of the date that Pounds or Kronas are no longer the lawful currency of the United Kingdom or Sweden, as the case may be, all funding and payment Obligations to be made in such affected currency under this Agreement shall be satisfied in Euros. If, in relation to the currency of any member state of the European Union that adopts the Euro as its lawful currency, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

                  SECTION 10.14 EXCHANGE RATES.

                  (a) Not later than 2:00 p.m. on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to the applicable Foreign Currency, and (b) give notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in determining the U.S. Dollar Equivalent of any amounts of Foreign Currency.

                  (b) Not later than 5:00 p.m. on each Reset Date and each date on which Loans and/or Letters of Credit denominated in any Foreign Currency are made or issued, the Administrative Agent shall (i) determine the

U.S. Dollar Equivalent of the aggregate principal amounts of the Revolving Loans and the LC Exposure denominated in such currencies (after giving effect to any Loans and/or Letters of Credit denominated in such currencies being made, issued, repaid, or cancelled or reduced on such date), and (ii) notify the Lenders and the Borrower of the results of such determination.

                  SECTION 10.15 REDENOMINATION OF CERTAIN FOREIGN CURRENCIES.

                  (a) Each obligation of any party to this Agreement to make a payment denominated in Pounds or Kronas shall, in the event that the United Kingdom or Sweden, as applicable, adopts the Euro as its lawful currency after the date hereof, be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). In such event, if the basis of accrual of interest expressed in this Agreement in respect of Pounds or Kronas shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which the United Kingdom or Sweden, as applicable, adopts the Euro as its lawful currency; provided, that if any Borrowing in Pounds or Kronas is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

                  (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement or any of the other Loan Documents and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in Pounds or Kronas shall, immediately upon the adoption by the United Kingdom or Sweden, as applicable, of the Euro as its lawful currency, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

                  (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time agrees to be appropriate to reflect the adoption of the Euro by the United Kingdom or Sweden, as applicable, and any relevant market conventions or practices relating to the Euro.

                  SECTION 10.16 COMPLETE AGREEMENT. The Loan Documents constitute the entire understanding among the Loan Parties, the Lenders, the Swingline Lender, the Issuing Bank, and the Administrative Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Loan Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                        [Signatures follow on next page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed [under seal in the case of the Borrower] by their respective authorized officers as of the day and year first above written.


                                       SYKES ENTERPRISES, INCORPORATED

                                       By: /s/  W. Michael Kipphut
                                           ------------------------------------
                                           Name:  W. Michael Kipphut
                                           Title:  Group Executive and
                                                 Senior Vice President - Finance

                                       SUNTRUST BANK,

                                       AS ADMINISTRATIVE AGENT, AS COLLATERAL
                                          AGENT, AS ISSUING BANK, AS SWINGLINE
                                          LENDER AND AS A LENDER

                                       By  /s/  Karen C. Copeland
                                           ------------------------------------
                                           Name:  Karen C. Copeland
                                           Title:    Vice President

                                       Revolving Commitment:  $25,000,000

                                       Swingline Commitment: $10,000,000

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: /s/  J. Andrew Phelps
                                           ------------------------------------
                                       Name:  J. Andrew Phelps
                                       Title:  Vice President

                                            Revolving Commitment:  $20,000,000

                                       BNP PARIBAS

                                       By:   /s/  Craig Pierce
                                           -------------------------------------
                                       Name: Craig Pierce
                                       Title:   Associate

                                       By:  /s/  Mike Shryock
                                           -------------------------------------
                                       Name: Mike Shryock
                                       Title:  Vice President

                                       Revolving Commitment:  $15,000,000

                                   SCHEDULE I
                                  PRICING GRID

                                            Applicable Margin                      Applicable Percentage
          Leverage Ratio                       (per annum)                              (per annum)
                                     Base Rate            LIBOR             Commitment Fee        Commitment Fee
                                                                           if Utilization     if Utilization Rate
                                                                              Rate < 50%           > or =  +50%
Level I:  <  1.00                      0.25%              1.25%                0.50%                 0.25%
Level II:  > or = 1.00 and < 1.50      0.50%              1.50%                0.50%                 0.275%
Level III:  > or = 1.50 and < 2.00     0.75%              1.75%                0.50%                 0.30%
Level IV:  > or = 2.00                 1.00%              2.00%                0.50%                 0.35%


                                  Schedule I-1